S:\Elize\Agreement\Rockwell\BEE Transaction\ROCK1 EB6 Subscription Agr(Richtrau).doc
EvB/ea
05.06.08

SUBSCRIPTION AGREEMENT

amongst

RICHTRAU NO 139 (PROPRIETARY) LIMITED

THE TRUSTEES OF THE H C VAN WYK DIAMANTE TRUST

DURNPIKE INVESTMENTS (PROPRIETARY) LIMITED

GEORGIA AVENUE INVESTMENTS 14 (PROPRIETARY) LIMITED

KLIPDAM DIAMOND MINING COMPANY LIMITED

ROCKWELL DIAMONDS INC

H C VAN WYK DIAMONDS LIMITED

and

AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

TABACKS

TABLE OF CONTENTS

SUBSCRIPTION AGREEMENT

1. PARTIES

1.1 RICHTRAU NO 139 (PROPRIETARY) LIMITED

1.2 THE TRUSTEES OF THE H C VAN WYK DIAMANTE TRUST

1.3 DURNPIKE INVESTMENTS (PROPRIETARY) LIMITED

1.4 GEORGIA AVENUE INVESTMENTS 14 (PROPRIETARY) LIMITED

1.5 KLIPDAM DIAMOND MINING COMPANY LIMITED

1.6 ROCKWELL DIAMONDS INC

1.7 H C VAN WYK DIAMONDS LIMITED

1.8 AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

2. DEFINITIONS

2.1 The headnotes to the clauses of this Agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

2.2 Unless inconsistent with the context, the expressions set forth below shall bear the following meanings:

"Additional Investment Shares"	the ordinary shares in the share capital of the Targets subscribed for by Richtrau in terms of 5.1.2
"Advance Date"	1 December 2008
"Agreement"	this subscription agreement together with the schedules (if any) annexed thereto
"AVR"	Africa Vanguard Resources (Proprietary) Limited, registration number 2000/014503/07
"Charter"	the charter on broad-based economic empowerment of HDPs in the mining industry published in terms of Section 100 of the MPRD Act
"Conditions"	the conditions precedent recorded in 4 below
"Diamante Trust	H C Van Wyk Diamante Trust, IT126/2000, a business trust registered by the Master of the High Court, duly represented herein by the Trustees
"DME"	the Department of Minerals and Energy

"Durnpike"	Durnpike Investments (Proprietary) Limited, registration number 1998/018109/07
"Effective Date"	the first Business Day following on the date that the Condition takes effect
"Empowerment Criteria"	all criteria of whatsoever nature and howsoever arising concerning and/or relevant to and/or applicable in respect of the assessment and/or measuring of whether any person (whether natural or otherwise) is or constitutes an HDP and/or complies with prescribed and/or necessary elements of Empowerment, including (without limitation) all requirements of any statute, regulation, ordinance, code, by-law, rule, practice or custom (whether legally enforceable or otherwise) prescribed and/or recommended from time to time in respect of and/or concerning and/or relating to Empowerment, by Government (whether national, provincial and/or local) and/or by any influential entity and/or association of persons (including, without limitation, all trade unions, trade organisations and/or

other associations of persons) and relating, whether directly or indirectly, to the Company and/or to the Company Business, and whether of general application and/or of application only to the sector of the economy and/or the business environment within which the Company carries on its business and/or the Company Business, and (without limitation) applying in respect of and/or relating to:

1. the registered and/or beneficial ownership of shares in any company; and/or

2. the management and strategic control, whether direct or indirect, of any company, corporation, society, firm and/or other legal entity (collectively the "Entity"); and/or

3. the financial and/or other participation, whether directly or indirectly, in any Entity by women, disabled persons and/or other disadvantaged persons;

and/or

4. any other matter, circumstance or thing which may from time to time be relevant to and/or affect Empowerment and its practical application and/or implementation

"Equalising Shares"	the ordinary shares in the share capital of the Targets subscribed for by Durnpike in terms of 5.1.3
"Exchange Agreements"	the agreement to be concluded between RDI on the one hand and each of Richtrau and Georgia on the other hand in terms of which:

- Richtrau consents to exchange the Investment Shares and the Additional Investment Shares; and
- Georgia consents to exchange the Qualifying Shares,

for shares in the share capital of RDI, subject to the terms and conditions set out therein

"Georgia"	Georgia Avenue Investments 14 (Proprietary) Limited, registration number 2006/034754/07
"Georgia Loan Agreement"	the loan agreement to be entered into between Georgia and Rockwell RSA simultaneously with this Agreement in terms of which Rockwell RSA agrees to advance an amount equal to the subscription price referred to in 5.1.1 to Georgia
"HCWD"	H C Van Wyk Diamonds Limited, registration number 2001/006812/06
"HCWD Shareholders' Agreement"	the shareholders' agreement between the Targets, Richtrau, RDI and Durnpike dated 14 June 2006 as amended from time to time
"HCWD Trust"	the HCWD Community and Employee Trust, IT409/2006
"HDP"	historically disadvantaged persons as defined in the MPRD Act
"Interest"	an amount equal to the interest accrued on the Loan Amount as contemplated in 7.1

"Investment Shares"	• 156 ordinary shares of R1,00 each fully paid up in the share capital of HCWD; and • 1 500 000 ordinary shares of R0,0005 each fully paid up in the share capital of Klipdam, constituting 15% of the entire issued share capital of the Targets beneficially owned by Richtrau
"Klipdam"	Klipdam Diamond Mining Company Limited, registration number 1994/001754/06
"MoU"	the memorandum of understanding amongst the Trustees, Richtrau, AVR, Durnpike, RDI and Rockwell RSA dated 30 November 2006
"MPRD Act"	the Minerals and Petroleum Resources Development Act, No. 28 of 2002 as amended from time to time together with the regulations thereto
"Outside Date"	10 February 2009

"Parties"	Durnpike, Richtrau, RDI, the Trustees, Georgia, AVR, Klipdam and HCWD, collectively and "Party" shall mean any one of them, as the context may require
"Pledge"	the agreement of pledge and cession to be entered into between Georgia and HCWD simultaneously herewith, substantially on the terms and conditions set out in the draft pledge annexed hereto as Schedule "A"
"Qualifying Shares"	the shares in the share capital of the Targets, subscribed for by Georgia in terms of 5.1.1
"RDI"	Rockwell Diamonds Inc, a company duly incorporated and registered in terms of the laws of British Columbia, Canada and whose shares are listed on the TSX Exchange
"Richtrau"	Richtrau No 139 (Proprietary) Limited, registration number 2006/028710/07
"Richtrau Loan Agreement"	the loan agreement between Richtrau and RDI to be entered into simultaneously

	herewith
"Rockwell RSA"	Rockwell Resources RSA (Proprietary) Limited, registration number 2005/023297/07
"RSA"	Republic of South Africa
"Share Sale Agreement"	the sale of shares agreement entered into between Richtrau and Diamante Trust dated 8 December 2006 in terms of a which Richtrau acquired the Investment Shares from the Diamante Trust
"Targets"	HCWD and Klipdam, collectively
"Trustees"	the duly appointed and authorised trustees of the Diamante Trust.

2.3 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.4 Unless inconsistent with the context, an expression which denotes:

2.4.1 any gender includes the other genders;

2.4.2 a natural person includes an artificial person and *vice versa*;

2.4.3 the singular includes the plural and *vice versa*.

2.5 Unless inconsistent with the context or save where the contrary is expressly indicated:

2.5.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.5.2 a reference to "days" shall be construed as calendar days unless qualified by the word "business", in which instance a "Business Day" shall be any day other than a Saturday, Sunday or official public holiday in the RSA. Any reference to "business hours" shall be construed as being the hours between 08:30 and 17:00 on any Business Day. Any reference to time shall be based upon South African Standard Time.

2.5.3 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.5.4 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the subsequent Business Day;

2.5.5 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the subsequent Business Day;

2.5.6 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.5.7 any reference in this Agreement to this Agreement or to any other agreement or document shall be construed as a reference to this Agreement or (as the case may be) such other agreement or document, as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

2.5.8 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a party to this Agreement;

2.5.9 references to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s;

2.5.10 a reference to a Party includes that Party's successors-in-title and permitted assigns.

2.6 The rule of construction that the contract shall be interpreted against the Party responsible for the drafting or preparation of this Agreement, shall not apply.

2.7 The interpretation and/or application of any term or provision of this Agreement shall not be affected by the fact that this Agreement has for convenience and ease of reference been separated into parts.

2.8 The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

3. **INTRODUCTION**

3.1 In terms of the MoU, the parties thereto intended to procure compliance with the Empowerment Criteria in 2 stages, through:

3.1.1 the Share Sale Agreement between the Trustees and Richtrau in terms of which Richtrau acquired the Investment Shares in 2006, constituting 15% of the entire issued share capital of the Targets; and

3.1.2 an option agreement in terms of which AVR will have an option to subscribe for ordinary shares in the Targets constituting 11% of the entire issued share capital of the Targets at a future date.

3.2 To procure new order mining rights, the Targets require acceleration of compliance with the Empowerment Criteria.

3.3 The Parties consequently have resolved and consented to:

3.3.1 abandon the original proposal set out in the MoU; and

3.3.2 permit Georgia (in the stead of AVR) to subscribe for the Qualifying Shares on the Effective Date.

3.4 The Parties wish to enter into this Agreement to achieve compliance with the Empowerment Criteria at an accelerated rate.

4. **CONDITIONS PRECEDENT**

4.1 This Agreement, save for the provisions of 1, 2, this 4 and 10 to 15 inclusive, which shall be of immediate force and effect, is subject to the fulfilment of the following conditions precedent on or before 9 June 2008 or such later date as may be agreed to by the Parties in writing:

4.1.1 the Georgia Loan Agreement being entered into and becoming unconditional, save for the condition that this Agreement takes effect;

4.1.2 Georgia becomes a party to and agrees to be bound by the provisions of the HCWD Shareholders' Agreement;

4.1.3 the Exchange Agreements being entered into; and

4.1.4 the Richtrau Loan Agreement taking effect and all amounts due and owing thereunder to RDI being repaid in full.

4.2 The Parties shall use their respective best endeavours to procure the fulfilment of the Conditions on or before the date set out in 4.1 or such later date as may be agreed to in writing.

4.3 If the Conditions are not fulfilled (or waived in writing by all Parties), the provisions of this Agreement, (save for the provisions of 1, 2, 4.2 and this 4.3 and 10 to 15 inclusive which shall remain in full force and effect), shall not come into effect and the Parties shall have no rights or obligations hereunder save for a failure by the Parties to comply with their respective obligations arising from the provisions of this 4.

5. **SUBSCRIPTION**

5.1 On the Effective Date:

5.1.1 Georgia shall subscribe and pay for:

5.1.1.1 169 ordinary shares of R1,00 each in the authorised share capital of HCWD at par plus a premium equal to R17,490,000 and

5.1.1.2 1 626 087 ordinary shares of R0,0005 each in the authorised share capital of Klipdam at par plus a premium equal to R9,017.96,

5.1.2 Richtrau shall subscribe and pay for:

5.1.2.1 75 ordinary shares of R1,00 each in the authorised share capital of HCWD at par; and

5.1.2.2 717 391 ordinary shares of R0,0005 each in the authorised share capital of Klipdam at par,

5.1.3 Durnpike shall subscribe and pay for:

5.1.3.1 253 ordinary shares of R1,00 each in the authorised share capital of HCWD at par; and

5.1.3.2 2 439 136 ordinary shares of R0,0005 each in the authorised share capital of Klipdam at par,

5.2 The Company shall allot and issue against receipt of payment in terms of 5.1:

5.2.1 the Qualifying Shares to Georgia;

5.2.2 the Additional Investment Shares to Richtrau; and

5.2.3 the Equalising Shares to Durnpike,

and deliver the relevant share certificates in respect of such allotment and issue to each of Georgia, Richtrau, Durnpike and RDI within 7 Business Days of such allotment and issue.

5.3 Pursuant to the subscription for the Qualifying Shares, the Additional Investment Shares and the Equalising Shares contemplated herein, the shareholding in HCWD shall be as follows:

5.3.1 Durnpike shall hold:

5.3.1.1 779 ordinary shares of R1,00 each fully paid up in the issued share capital of HCWD; and

5.3.1.2 7 539 131 ordinary shares of R0,0005 each fully paid up in the issued share capital of Klipdam,

constituting 51% of the issued share capital of each of the Targets;

5.3.2 Richtrau shall hold:

5.3.2.1 231 ordinary shares of R1,00 each fully paid up in the issued share capital of HCWD; and

5.3.2.2 2 217 391 ordinary shares of R0,0005 each fully paid up in the issued share capital of Klipdam,

constituting 15% of the issued share capital of each of the Targets; and

5.3.3 Georgia shall hold:

5.3.3.1 169 ordinary shares of R1,00 each fully paid up in the issued share capital of HCWD; and

5.3.3.2 1 626 087 ordinary shares of R0,0005 each fully paid up in the issued share capital of Klipdam,

constituting 11% of the issued share capital of each of the Targets;

5.3.4 RDI shall hold:

5.3.4.1 354 ordinary shares of !,00 each fully paid up in the issued share capital of HCWD;

5.3.4.2 3 400 000 ordinary shares of R0,0005 each fully paid up in the issued share capital Klipdam,

constituting 23% of issued share capital of each of the Targets.

6. UNDERTAKINGS BY GEORGIA AND AVR

6.1 Georgia is fully aware of and acknowledges that the mining rights vesting in or which shall become vested in the Targets and/or their subsidiaries from time to time ("Rights") are subject to compliance with the provisions of the MPRD Act and the Charter and more specifically those provisions relating to the Empowerment Criteria. Georgia accordingly undertakes that it shall:

6.1.1 in all material respects comply with the provisions relating to the Empowerment Criteria for the mining industry in force from time to

time and in the manner same may be enforced by each relevant regulatory body duly authorised to do so and having jurisdiction in respect of the Rights; and

6.1.2 take all such steps, do all such things and sign all such documents and/or procure the taking of all such steps, the doing of all such things and the signing of all such documents as may be reasonably necessary or required to ensure continued compliance with the aforesaid provisions,

always provided that such Empowerment Criteria shall not be more onerous than those in force as at the Signature Date and so as not to do or omit to do anything which may result in any of the Rights being revoked or limited in any manner.

6.2 To give effect to the undertakings set out in 6.1 Georgia shall not dispose, sell, make-over, transfer, cede, encumber or in any way divest itself of the Qualifying Shares, save as:

6.2.1 otherwise contemplated herein and/or in the HCWD Shareholders' Agreement, and then only subject to the written consent of the shareholders of the relevant Target in general meeting, which consent shall not unreasonably be withheld or delayed; or

6.2.2 contemplated in the Exchange Agreements;

6.3 If Georgia breaches any one or more of its obligations in this 6, the provisions of 8 shall apply.

7. SHAREHOLDERS' LOAN

7.1 Georgia shall lend and advance to HCWD an amount of:

7.1.1 R10,5 million on or before the Advance Date; or, failing which

7.1.2 R12 million on or before the Outside Date,

in one lump sum as a shareholders' loan ("Loan Amount").

7.2 The Loan Amount shall be subject to the same terms and conditions applicable to the shareholder loans with the most favourable terms advanced to HCWD on the date of actual advance of the Loan Amount.

7.3 For as long as Georgia has not advanced the full Loan Amount to HCWD, Georgia shall not be entitled to receive any dividends or other distributions in respect of the Qualifying Shares accruing to it from time to time, save in the manner as otherwise provided in 7.4.

7.4 The Targets shall, with effect from the Effective Date up to and including the Outside Date, be entitled to:

7.4.1 retain the amount of the dividends and/or any other distributions in relation to the Qualifying Shares accrued to Georgia from time to time ("Accumulated Dividends");

7.4.2 apply the Accumulated Dividends as set-off against Georgia's obligation to advance the Loan Amount; and

7.4.3 distribute such portion of the dividends and/or any other distribution which is in excess of the Loan Amount to Georgia.

7.5 Georgia hereby consents and irrevocably authorises:

7.5.1 the Targets to with effect from the Effective Date up to and including the Outside Date, retain the Accumulated Dividend for the purposes set out in 7.4.2;

7.5.2 Klipdam to pay over the Accumulated Dividend to HCWD;

7.5.3 HCWD to apply the Accumulated Dividend in settlement of Georgia's obligation to advance the Loan Amount to HCWD.

7.6 Klipdam hereby authorises and irrevocably consents to HCWD taking such steps, doing such things or signing such documents on its behalf in the event that Klipdam fails to take the action required in terms of 7.5.2.

8. <u>RIGHT TO REPURCHASE OR ON-SELL</u>

8.1 The Targets shall, if Georgia fails to advance the Loan Amount by the Outside Date (and provided that Georgia's claim on loan account against HCWD arising from the retention of Accumulated Dividends, falls short of the Loan Amount) and/or breaches any other material provision hereof, be

entitled to repurchase or on-sell the Qualifying Shares at a 25% discount of the par value plus the premium paid in respect thereof.

8.2 Georgia hereby consents and authorises the Targets to repurchase or on-sell the Qualifying Shares on the basis envisaged in 8.1, and specifically authorises each of the Targets to do all such things, take all such steps and sign all such documents as may be necessary and appropriate to procure such repurchase.

8.3 If the Targets repurchase or on-sell the Qualifying Shares as contemplated in this 8, they shall:

8.3.1 as soon as possible thereafter identify a suitable alternative purchaser fulfilling the Empowerment Criteria ("BEE Purchaser") to subscribe and pay for such number of the Qualifying Shares as will then constitute an 11% shareholding in the relevant Target; and

8.3.2 notify the DME of the identity of the BEE Purchaser.

8.4 Durnpike, Richtrau and RDI hereby consent to pass such special and ordinary resolutions as may be required in terms of the Companies Act, 1973 (as amended) or such substitute act to authorise the repurchase or sale of the Qualifying Shares contemplated herein and the issue and allotment of Shares or the transfer of the Qualifying Shares to a BEE Purchaser on the basis envisaged in 8.3.1 as and when such circumstance arises.

8.5 If any one of the circumstances contemplated in 8.1 arises, the amount standing to the credit of Georgia in respect of such Accumulated Dividends shall be forfeited and be applied by HCWD in providing financial assistance to the BEE Purchaser acquiring the Qualifying Shares.

8.6 Georgia hereby irrevocably appoints HCWD as its duly authorised proxy to do all such things, take all such steps and sign all such documents or procure the doing of all such things, taking of all such steps and signing of all such documents to give effect to the provisions hereunder.

9. <u>SECURITY ARRANGEMENTS</u>

9.1 As security for the due and punctual performance by Georgia of its obligations in terms of the Georgia Loan Agreement, Georgia is required to pledge and cede all its rights, title and interest in the Qualifying Shares to Rockwell RSA.

9.2 As security for the due and punctual performance by Georgia of its obligation to advance the Loan Amount to HCWD in terms of this Agreement, Georgia hereby consents to pledge and cede to HCWD all its reversionary rights, title and interest in and to the Qualifying Shares which have been pledged to Rockwell RSA (pursuant to a pledge undertakings as more fully detailed in the Georgia Loan Agreement), with effect from the Effective Date and on the basis of the draft pledge annexed hereto as Schedule "A".

10. **CONSENTS**

10.1 In terms of the MoU it was contemplated that:

10.1.1 the introduction of a person complying with the Empowerment Criteria to HCWD will result in a dilution of the shareholding of the Diamante Trust;

10.1.2 AVR shall acquire the Qualifying Shares at a future date;

10.1.3 AVR shall advance an amount on loan account to Richtrau to settle the purchase consideration in respect of the acquisition by Richtrau of the Investment Shares from the Diamante Trust; and

10.1.4 RDI was to subscribe and pay for preference shares in the share capital of Richtrau.

The provisions of the MoU were not binding on the Parties but set out the respective basic principles of their agreement.

10.2 The Parties hereby irrevocably acknowledge and consent to the waiver of their respective rights each of them may have had under the MoU and hereby indemnify and hold the others of them harmless from and against all claims, cost, expense and/or damage any one of them may have suffered and/or incurred, it being specifically agreed that no one of them will have a claim against the other in respect of any rights (if any) or any obligation (if any) arising from the provisions of the MoU.

11. DISPUTE

11.1 Save as otherwise provided herein, any dispute between the Parties in regard to:

11.1.1 the interpretation of;

11.1.2 the effect of;

11.1.3 the Parties' respective rights and obligations under;

11.1.4 a breach of;

11.1.5 any matter arising out of;

this Agreement shall be decided by arbitration in the manner set out in this clause.

11.2 The said arbitration shall be held subject to the provisions of this clause:

11.2.1 at Sandton;

11.2.2 informally;

11.2.3 otherwise in accordance with the provisions of the Arbitration Act No. 42 of 1965, as amended;

it being the intention that if possible it shall be held and concluded within 21 business days after it has been demanded.

11.3 The arbitrator shall be if the question in issue is:

11.3.1 primarily an accounting matter an independent accountant agreed upon between the Parties;

11.3.2 primarily a legal matter, a practising Senior Counsel with no less than 10 years standing agreed upon between the Parties;

11.3.3 any other matter an independent person agreed upon between the Parties.

11.4 If the Parties cannot agree upon a particular arbitrator in terms of 11.3 above within 7 Business Days after the arbitration has been demanded, the nomination in terms of 11.3.1, 11.3.2, 11.3.3, as the case may be, shall be made by the President of the Law Society of the Northern Provinces within 7 days after the Parties have so failed to agree.

11.5 The Parties irrevocably agree that the decision in these arbitration proceedings:

11.5.1 shall be binding on them,

11.5.2 shall be carried into effect,

11.5.3 may be made an order of any Court of competent jurisdiction.

12. CONFIDENTIALITY

12.1 All information disclosed or provided to a Party ("Recipient") by or on behalf of the other ("Disclosing Party") or to the Recipient and/or its agents, representatives, advisors or employees (collectively, "Recipient's Employees or Advisers") or which may be learned or acquired by the Recipient or the Recipient's Employees or Advisers during any negotiations or discussions concerning the contemplated transaction, or after the Signature Date and all information exchanged thereafter shall be regarded as confidential information of the Disclosing Party ("Confidential Information").

12.2 The Recipient will keep all information referred to in 12.1 confidential and will not without the prior written consent of the Disclosing Party disclose the Confidential Information to any person.

12.3 This clause shall survive the termination of this Agreement.

13. DOMICILIUM

13.1 The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this Agreement as follows:

Richtrau:	1st Floor, Block B Cullinan Place Cullinan Close Morningside Sandton

Diamante Trust:	5 Kestell Street Kimberley 8300 Fax: (053) 832-4522
Durnpike:	Wilds View Level 0 Isle of Houghton cnr Carse O'Gowry & Boundary Roads Houghton Estate 2196 Fax: (011) 481-7246
Georgia:	1st Floor, Block B Cullinan Place Cullinan Close Morningside Sandton Fax: (011) 463-3430
Klipdam:	2A Erasmus Street Barkly West 8375 Fax: (053) 531-1420
HCWD:	2A Erasmus Street Barkly West 8375 Fax: (053) 531-1420
AVR:	1st Floor, Block B Cullinan Place Cullinan Close Morningside Sandton Fax: 011-463-3430

13.2 Either Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address

other than a box number, and any such change shall only be effective upon receipt of notice in writing by the other Party of such change.

13.3 All notices, demands, communications or payments intended for either Party shall be made or given at such party's domicilium for the time being.

13.4 A notice sent by one Party to another Party shall be deemed to be received:

13.4.1 on the same day, if delivered by hand;

13.4.2 on the same day of transmission if sent by telefax and if sent by telefax with receipt received confirming completion of transmission, provided that the original of the notice shall, after such transmission, be posted by prepaid registered mail to the Party to whom such notice shall have been given;

13.4.3 on the fifth day after posting, if sent by prepaid registered mail.

13.5 Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

14. <u>COSTS</u>

14.1 Each Party shall bear its own costs in relation to the negotiation, preparation and implementation of this Agreement.

14.2 Each Party shall bear any costs, stamp duty and/or other tax incurred pursuant to the creation, allotment, issue and/or repurchase of the shares in the share capital of the Targets acquired or disposed by it, as the case may be, under this Agreement.

15. **GENERAL**

15.1 This document constitutes the sole record of the agreement amongst the Parties in regard to the subject matter thereof.

15.2 No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

15.3 No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

15.4 No indulgence which any of the Parties ("the Grantor") may grant to any other or others of them ("the Grantee(s)") shall constitute a waiver of any of the rights of the Grantor, who shall not thereby be precluded from exercising any rights against the Grantee(s) which might have arisen in the past or which might arise in the future.

15.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may

be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

15.6 No Party shall be entitled to cede, delegate or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement except with the prior written consent of the other Parties.

15.7 This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

THUS DONE and SIGNED at Johannesburg on this 5the 5th day of June 2008.

For and on behalf of

RICHTRAU NO 139 (PROPRIETARY) LIMITED

by

who warrants his authority hereto

THUS DONE and SIGNED at ______________________ on this the ____________ day of ____________________ 2008.

For and on behalf of

TRUSTEES OF THE H C VAN WYK DIAMANTE TRUST

by

____
who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 5th day of June 2008.

For and on behalf of

DURNPIKE INVESTMENTS (PROPRIETARY) LIMITED

by

____
who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg. on this the 5th day of June 2008.

For and on behalf of

GEORGIA AVENUE INVESTMENTS 14 (PROPRIETARY) LIMITED

by

____
who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 5th day of June 2008.

For and on behalf of

KLIPDAM DIAMOND MINING COMPANY LIMITED

by

____
who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg. on this the 5th day of June 2008.

For and on behalf of

ROCKWELL DIAMONDS INC

by

who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg. on this the 5th day of June 2008.

For and on behalf of

H C VAN WYK DIAMONDS LIMITED

by

who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 5th day of June 2008.

For and on behalf of

AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

by

____
who warrants his authority hereto

We, **ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED** hereby bind ourselves to the provisions of clause 10 of this Agreement.

For and on behalf of

ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED

by

____
who warrants his authority hereto

SCHEDULE "A"

PLEDGE OF SHARES

We, the undersigned,

GEORGIA AVENUE INVESTMENTS 14 (PROPRIETARY) LIMITED

(Registration Number 2006/034754/07)

have consented to provide security for the due and punctual performance by us of all our obligations ("Obligations") under the subscription agreement ("Subscription Agreement") to be entered into between ourselves, Richtrau No 139 (Proprietary) Limited ("Richtrau"), the trustees of the H C van Wyk Diamante Trust ("Diamante Trust"), Durnpike Investments (Proprietary) Limited ("Durnpike"), Klipdam Diamond Mining Company Limited ("Klipdam"), H C van Wyk Diamonds Limited ("Company"), Rockwell Diamonds Inc ("RDI") and African Vanguard Resources (Proprietary) Limited ("AVR") simultaneously with the signing hereof.

1 Accordingly we hereby cede, make over, transfer and deliver to the Company all our reversionary rights in and to:

- 169 ordinary shares of R1,00 each fully paid up in the issued share capital of the Company; and
- 1 626 086 ordinary shares of R0,0005 each fully paid up in the issued share capital of the Klipdam,

(collectively the "Pledged Shares") beneficially owned by ourselves pursuant to the provisions of the Subscription Agreement.

2 We shall as soon as possible after the release of the Qualifying Shares from the prior pledge thereof to Rockwell Resources RSA (Proprietary) Limited ("Rockwell RSA") deliver to Mervyn Taback Inc ("Attorney"), the legal advisors of the Company, the share certificates in respect of the Qualifying Shares, as well as share transfer forms in relation to the Qualifying Shares duly signed by ourselves and blank as to transferee, which shall hold the aforesaid share certificates and share transfer forms in trust until such time as our obligations under the Subscription Agreement have been executed in full and all sums of money payable therein to the Company have been settled in full.

3 If any of our Obligations, secured by this Pledge, are breached under the Subscription Agreement (to which this Pledge is annexed as Schedule "A") and not remedied in accordance with its terms, and further subject to this Pledge having taken effect, then the Company shall be entitled and it is specifically and irrevocably authorised *in rem suam*:

3.1 to exercise in such manner as it deems fit, all our rights as shareholder of the Company in respect of the Qualifying Shares, including:

3.1.1 all voting rights attaching to the Pledged Shares;

3.1.2 the right to requisition any meeting of the Company, as the case may be, for any purpose whatever;

3.2 to repurchase or sell the Qualifying Shares, as the case may be, or any part thereof to such persons, in such manner and on such terms and conditions as it deems fit subject to:

3.2.1 the Company obtaining:

3.2.1.1 the relevant court order;

3.2.1.2 such appropriate consent from the remaining shareholders of the Company as contemplated in the relevant shareholders' agreement between us and the members of the Company ("Shareholders' Agreement"), in respect of such action; and

3.2.1.3 the consent of the Minister of the Department of Minerals and Energy ("Minister") to such repurchase and cancellation of the Pledged Shares is obtained (if required); and

3.2.2 the issue of new shares (in the place of the repurchased Qualifying Shares) to third parties which qualify as historically disadvantaged persons as envisaged in Section 100 of the Minerals Petroleum and Resources Development Act, 2002 (as amended) ("BEE Requirement") pursuant to the repurchase;

3.3 for the purpose of any sale in terms of clause 3.2 to:

3.3.1 institute any legal proceedings which it may deem necessary;

3.3.2 give effective receipts for the discharge of the purchase price of the Pledged Shares so sold by it;

it being specifically agreed that all amounts recovered in connection with any such sale or legal proceedings shall constitute the damages (which for these purposes shall be a maximum of the full amount due and owing together with interest thereon calculated in accordance with the provisions of the loan in

terms of the Subscription Agreement plus a premium of 25% thereon, all as determined on the date of actual payment to the Company) suffered by the Company entitling it to retain such amount of the proceeds of such sale (the balance, if any, to be repaid to ourselves);

3.4 to, subject to the appropriate court order, obtaining the appropriate consent from the remaining shareholders as contemplated in the relevant Shareholders' Agreement repurchase the Investment Shares at the value at which we have acquired such Investment Shares and to cancel the Pledged Shares.;

3.5 generally to do everything which may be required by the Company (including instructing the Attorneys to deliver the share certificates and the share transfer forms to it on receipt of written notice from the Company, and to sign any document which it considers necessary for the purpose of or to give effect to this Pledge.

4 The Company shall:

4.1 not have the right to recover any additional amount from us;

4.2 be entitled to sign any transfer form or other document on our behalf and to do anything else which may be necessary to give effect to such sale or transfer.

5 This Pledge shall lapse upon our obligations towards the Company in terms of the Subscription Agreement being extinguished whereupon we shall be entitled to the return of the Pledged Shares hereby pledged and the Company shall have no

further claim against us for our obligations contemplated in the Subscription Agreement.

6 During the continuance of this Pledge, we shall not without the Company's prior written consent

6.1 sell or otherwise dispose of the Pledged Shares or any of them;

6.2 permit any change in:

6.2.1 our members or their shareholding in us; and

6.2.2 our share capital or the rights attaching to the shares in our share capital.

7 Any notice to be given to us in terms of this Pledge shall be presumed, until the contrary is proved, to have been received by us if delivered by hand at 1st Floor, Block B, Cullinan Place, Cullinan Close, Morningside, Sandton, Fax no.: (011) 463-3430 marked for the attention of the Company Secretary, 1 (one) day after the date of delivery.

8 We hereby indemnify and hold the Attorneys harmless from any and all claims, cost, expense and/or damage arising from any act or omission in executing its obligations hereunder, save if such act or omission may be ascribed to gross negligence and/or wilful misconduct on its part.

SIGNED at Johannesburg on 5 June 2008

For and on behalf of

GEORGIA AVENUE INVESTMENTS 14 (PROPRIETARY) LIMITED

by

____
who warrants his authority hereto